Exhibit 10.2
CONSIGNMENT AGREEMENT

This Consignment Agreement (this "Agreement") is dated as of June 30, 2025, among Northpoint Commercial Finance LLC, a Delaware limited liability company ("Northpoint") Global Marine Finance LLC, a Delaware limited liability company ("Consignor"), Midwest Assets & Operations, LLC, a Delaware limited liability company (“MAO”), Singleton Assets & Operations, LLC, a Georgia limited liability company (“SAO”), South Florida Assets & Operations, LLC, a Florida limited liability company, (“SFAO”) and Legendary Assets & Operations, LLC, a Florida limited liability company (“LAO”), Bosun’s Assets & Operations, LLC, a Delaware limited liability company (“BAO”, together with MAO, SAO, SFAO, and LAO individually and collectively, "Consignee").

Northpoint has a perfected security interest in certain assets of Consignor, including, but not limited to inventory, accounts, general intangibles and proceeds of all the foregoing.

MAO and Global Marine are party to that certain Consignment Agreement dated (as amended, amended and restated, supplemented, or otherwise modified, the “MAO Consignment Agreement”); SAO and Global Marine are party to that certain Consignment Agreement dated (as amended, amended and restated, supplemented, or otherwise modified, the “SAO Consignment Agreement”); LAO and Global Marine are party to that certain Consignment Agreement (as amended, amended and restated, supplemented, or otherwise modified, the “LAO Consignment Agreement”); BAO and Global Marine are party to that certain Consignment Agreement (as amended, amended and restated, supplemented, or otherwise modified, the “BAO Consignment Agreement”); SFAO and Global Marine are party to that certain Consignment Agreement (as amended, amended and restated, supplemented, or otherwise modified, the “SFAO Consignment Agreement”); and MAO and Global Marine are party to that certain Consignment Agreement (as amended, amended and restated, supplemented, or otherwise modified, and together with the MAO Consignment Agreement, the SAO Consignment Agreement, the LAO Consignment Agreement, the BAO Consignment Agreement, and the SFAO Consignment Agreement, the “One Water Consignment Agreements”).

Consignor and Consignee have entered into the One Water Consignment Agreements under which Consignor will periodically transfer (1) certain inventory manufactured, distributed, or sold by an entity set forth on Exhibit A of this Agreement or any affiliate thereof, or bearing the trademarks, tradenames, or branding of an of an entity listed on Exhibit A of this Agreement or any affiliate thereof and (2) any engines, parts, accessions, accessories, attachments, additions, or modifications, or any goods of any nature now or hereafter included with, attached to, installed upon any of the foregoing owned by Consignor (collectively, the “Inventory”) to Consignee for the purpose of Consignee's offering the Inventory for sale to its customers in the ordinary course of its business.

Now therefore, for and in consideration of the above premises, and the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.    Intent to Consign Inventory. Consignor and Consignee intend that all transfers to Consignee of the Inventory are subject to the terms of this Agreement and constitute a consignment as defined by Article 9 of the Uniform Commercial Code as adopted under the laws of the applicable state (the "UCC"). Consignor and Consignee further intend and agree that the perfected security interest of Northpoint in the consigned Inventory continues in the hands of Consignee and will attach to all proceeds thereof. The transfer of the Inventory to Consignee is neither a “sale” nor a “sale or return” as those terms are defined in Article 2 of the UCC. Consignor at all times retains title and ownership of the Inventory until Consignee sells Inventory to a third party, and then the title and ownership for such Inventory shall pass directly from Consignor to such third party. Consignee agrees that it has no, and expressly disclaims any, interest of any kind in the Inventory.

2.    Further Security. Notwithstanding the intent among the parties as set forth above, Consignee agrees to and herein does grant to Northpoint and Consignor a security interest as set forth below, if for any reason the transactions are not deemed to have been consignment transactions, but rather purchases and sales in which Northpoint and Consignor have retained a security interest therein.

2.1    Grant of Security Interest. As further security for the payment of the sums due with respect to the Inventory, whether now or hereafter consigned or transferred by Consignor to Consignee, Consignee hereby grants to Northpoint and to Consignor a security interest in all of the Inventory, whether now owned or hereafter acquired and wherever located; all returns, repossessions, exchanges, substitutions, replacements,
CONSIGNMENT AGREEMENT - Page 1 of 8

attachments, parts, accessories and accessions of any of the foregoing; all price protection payments, discounts, rebates, credits, factory holdbacks and incentive payments related to any of the foregoing; supporting obligations to any of the foregoing; and products and proceeds in whatever form of any of the foregoing (including without limitation all goods, money, checks, accounts, deposit accounts, chattel paper, instruments, documents, and general intangibles arising from any of the foregoing).

2.2    Filing of Financing Statements. Consignee further consents to the filing by Northpoint and Consignor of financing statements and the sending of any notices to third party creditors as prescribed by the UCC for the purpose of perfecting the consignment interests and security interests granted hereunder.

2.3    Power of Attorney. Consignor and Consignee grant Northpoint an irrevocable power of attorney coupled with an interest to execute and file financing statements and consignment notification letters; and do anything to preserve and protect the Inventory and Consignor’s and/or Northpoint's rights and interest therein.

2.4    Subordination Agreements. Consignee acknowledges and agrees that Northpoint and Consignor may seek agreements from Consignee's third-party creditors to subordinate any interest said creditors may have or may appear to have in the Inventory and proceeds thereof. Consignee agrees to cooperate with all reasonable requests of Northpoint and/or Consignor in obtaining such subordination agreements.

3.    Inventory Held in Trust. Consignee agrees to hold the Inventory in trust for Northpoint and Consignor as Consignor's property, for the sole purpose of selling the Inventory on behalf of Consignor. All Inventory shall be kept at locations of which Consignee has notified Consignor in writing. Consignee agrees to inform Consignor and Northpoint within a reasonable time in advance of moving the Inventory to a new location for sale. Consignee further agrees not to operate, use or demonstrate any of the Inventory, except for the sole purpose of marketing and/or selling the Inventory, without without the written consent of Consignor, nor will Consignee lend, rent, mortgage, pledge or encumber the Inventory, but will keep it in good condition, properly housed and free from all claims and taxes, or other encumbrances, and will pay all costs, expenses and disbursements incurred by Consignor in protecting its security interest in the Inventory.

4.    Right of Sale. Consignee is hereby authorized to sell the Inventory on behalf of Consignor in the ordinary course of business, upon such terms as Consignor and Consignee agree from time to time, subject to Consignor's and Northpoint's security interest in proceeds thereof. Consignee shall not transfer possession of the Inventory to any purchaser thereof until such time as Consignee has received payment in accordance with terms agreed upon by Consignor, which as of the date hereof include the terms set forth on the attached Exhibit B, which is hereby incorporated by reference into the One Water Consignment Agreements. For the avoidance of doubt, (a) the attached Exhibit B is solely for the purpose of Consignee and Consignor better defining the relative obligations between them, and (b) neither the attached Exhibit B (including but not limited to the terms thereof) nor any party’s performance or lack of performance thereunder shall limit, reduce, modify or otherwise affect any of the obligations of Consignee, Consignor or any other party in favor of Northpoint under this Agreement or otherwise. Consignee agrees to keep the proceeds from sales thereof separate and capable of identification as the property of Consignor; to make entries in its books showing that the Inventory is held for the account of Consignor; to report to Consignor the consummation of any sale immediately after it is made; and to furnish Consignor, on demand, a true and complete report of Consignee's sales for any period of time stated by Consignor.

5.    Insurance. Consignee agrees to keep the Inventory fully insured, at its sole expense, against such risks as Consignor may request, the insurance policies to be satisfactory to Consignor, payable jointly to Northpoint and Consignor as their interests may appear and to be delivered to Consignor, promptly on demand. Consignee shall cause the proceeds of any insurance claim involving any Inventory to be paid to Northpoint. Consignee shall be liable to Consignor for all loss, destruction or damage to the Inventory by theft, fire or otherwise, whether or not covered by insurance.

6.    Right to Remove Inventory. Consignor and Northpoint, or their respective representatives, shall at all times have the right to enter Consignee's premises during normal business hours to inspect, remove or take possession of the Inventory without interference of the Consignee and, in the case of Northpoint, in the exercise of Northpoint’s rights as a secured party of Consignor; provided that so long as no material default has occurred under
CONSIGNMENT AGREEMENT - Page 2 of 8

this Agreement or under the Loan Agreement, Northpoint and/or Consignor shall provide Consignee with one (1) business days’ prior written notice (email sufficient) before entering Consignee’s premises to inspect any Inventory.

7.    Rights of Northpoint as Secured Party. As a secured party of Consignor, Northpoint shall have the rights of a secured party in the event of the foreclosure of Northpoint's security interest in Consignor's assets, including, but not limited to, Consignor's rights under this Agreement.

8.    Affirmative Warranties and Representations of Consignee. Consignee warrants and represents to Northpoint and Consignor that: (a) Consignee will execute all documents Northpoint or Consignor request to perfect and maintain Northpoint's and Consignor's security interest in the Inventory and the proceeds thereof; (b) Consignee will at all times be duly organized, existing, in good standing, qualified and licensed to do business in each state, county, or parish, in which the nature of its business or property so requires; (c) Consignee has the right and is duly authorized to enter into this Agreement; (d) Consignee's execution of this Agreement does not constitute a breach of any agreement to which Consignee is now or hereafter becomes bound; (e) Consignee has duly filed and will duly file all tax returns required by law; (f) Consignee has paid and will pay when due all taxes, levies, assessments and governmental charges of any nature; (g) Consignee will give Northpoint and Consignor thirty (30) days prior written notice of any change in Consignee's identity, name, form of business organization, ownership, principal place of business, and before moving any physical books and records to any other location; (h) Consignee will comply with all applicable laws and will conduct its business in a manner which preserves and protects the Inventory and the earnings and income thereof; and: (i) Consignee shall keep accurate and complete records of the Inventory and upon no less than one (1) business days’ prior written notice (email sufficient) permit Northpoint to, during normal business hours: (1) visit Consignee’s business locations at reasonable intervals to be reasonably determined by Northpoint; (2) inspect, audit and make extracts from or copies of Consignee’s books, records, journals, receipts, computer tapes and disks containing information related to the Inventory; and (3) temporarily remove any of the items identified in the foregoing clause (2), where necessary, for the purpose of making copies thereof; provided, however, that no such prior notice shall be required if a material default under this Agreement or the Loan Agreement has occurred. Any books, records, journals, receipts, computer tapes and/or disks accessed, notes taken, or information reviewed by Northpoint pursuant to this Section shall be deemed strictly confidential, shall be used solely for the limited purpose of verifying compliance with this Agreement, and shall not be disclosed to any third party other than the directors, officers, managers, members, employees, investors, lenders, consultants, advisors, affiliates, agents, and representatives of Northpoint (collectively, “Representatives”), without the prior written consent of Consignee, except as required by law. Northpoint shall implement and maintain industry-standard safeguards, including administrative, technical, and physical measures, to protect the confidentiality, integrity, and security of such information. Northpoint shall be liable for any unauthorized disclosure, misuse, or breach of confidentiality, including any disclosure by its Representatives, and shall hold harmless Consignee from any resulting damages, losses, or claims.

9.    Default. Consignee will be in default under this Agreement if: (a) Consignee breaches any terms, warranties or representations contained herein or in any other agreement between Northpoint and Consignee; (b) [reserved]; (d) Consignee fails to pay any portion of Consignee's debts to Northpoint when due and payable hereunder or under any other agreement between Northpoint and Consignee; (e) Consignee abandons any of the Inventory; (f) Consignee is or becomes in default in the payment of any debt owed to any third party; (g) a money judgment issues against Consignee; (h) an attachment, sale or seizure issues or is executed against any assets of Consignee; (i) [reserved]; (j) [reserved]; (k) Consignee shall cease existence as a corporation, partnership, limited liability company or trust, as applicable; (l) Consignee ceases or suspends business; (m) Consignee or any member while Consignee's business is operated as a limited liability company, as applicable, makes a general assignment for the benefit of creditors; (n) Consignee or any member while Consignee's business is operated as a limited liability company, as applicable, becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, any state insolvency law or any similar law; (o) any receiver is appointed for any assets of Consignee or any member while Consignee's business is operated as a limited liability company, as applicable; (p) [reserved]; (q) Consignee loses any franchise, permission, license or right to sell or deal in the Inventory; (r) Consignee misrepresents Consignee's financial condition or organizational structure; (s) Northpoint determines in good faith that it is insecure with respect to any of the Inventory or the payment of any part of Consignee's obligation to Northpoint; or (t) if a Default occurs under the Loan and Security Agreement dated on or about the date hereof between Consignor and Northpoint (as amended, amended and restated, supplemented, or otherwise modified, the “Northpoint Loan Agreement”) or any document executed or delivered in connection therewith. Upon occurrence of a default, and if such default shall be declared at
CONSIGNMENT AGREEMENT - Page 3 of 8

the option of Consignor and/or Northpoint, Consignor and/or Northpoint shall have the right: (a) to foreclose the security interest by any available judicial procedure and (b) to take possession of the Inventory.

10.    No Waiver. Consignee agrees that any extension, release, waiver or other indulgence of any character whatsoever may be granted by Consignor with respect to the sums and indebtedness secured by this Agreement, or with respect to any sums and indebtedness evidenced by notes, trade acceptances or other evidences of indebtedness of the Consignee to Consignor. Any such extension, release, waiver or other indulgence, or any failure by Consignor to exercise any rights or privileges hereunder, shall in no way affect or impair the rights of Consignor or Consignor's security interest as herein provided, or the Consignee's liability hereunder.

11.     Joint and Several.

11.1    Joint and Several Liability. Each Consignee has joint and several liability for the obligations to Northpoint under this Agreement (“Obligations”) with each other Consignee, and each Consignee represents and warrants that they are affiliates of each other and expect to directly or indirectly benefit from this Agreement. The Consignees acknowledge and agree that their joint and several liability for the Obligations and the waivers set forth in this Section 11 are material inducements to Northpoint entering into this Agreement.

11.2    Joint and Several Surety Waivers. No Consignee will be released from its joint and several liability for the Obligations for any reason, nor shall their joint and several liability for the Obligations be reduced, diminished or discharged for any reason, including without limitation (a) any modification, waiver, or release of, or any indulgences granted by Northpoint with respect to, the Obligations, (b) any failure of Northpoint to timely enforce any right or remedy available to Northpoint in connection with the Obligations, (c) the invalidity of any agreement forming a part of the Obligations, (d) any other action that may increase any Consignee’s risk or expose any to greater liability, or (e) any other circumstance which might otherwise relieve any Consignee of their obligations under this Section 11. Each Consignee waives: (i) any right to require Northpoint to proceed against any Consignee or to pursue any other remedy prior to exercising Northpoint’s rights under this Section 11, (ii) notice of the non-performance of any Obligations or the amount of the Obligations outstanding at any time, (iii) demand and presentation for payment, (iv) protest and notice of protest and diligence of bringing suit, (v) all notices to which any Consignee might otherwise be entitled by law, other than as may be expressly set forth herein; (vi) any defenses based on suretyship or impairment of the collateral or the like; and (vii) any other defense to the payment and performance of any Consigee’s obligations under this Section 11. Nothing shall discharge or satisfy the liability of any Consignee under this Section 11 except the full performance and payment of the Obligations. Northpoint is not obligated to marshal any assets in favor of any Consignee.

12.    Termination. Consignor may at any time terminate this Agreement and shall have the right to take possession of the Inventory, or such part thereof as remains in the Consignee's possession, and any and all proceeds of such Inventory as have been sold, wherever and in whatever form they may be; and for purposes of repossession, Consignor, or its representatives, may enter any premises without legal process and Consignee hereby waives and releases Consignor of and from any and all claims in connection therewith or arising therefrom. Consignee agrees, upon demand of Consignor, to assemble the Inventory and make it available to Consignor at a place reasonably convenient to both parties.

13.    Binding Effect. This Agreement will protect and bind Northpoint's, Consignor's and Consignee's respective heirs, representatives, successors and assigns.

14.    Severability. If any provision of this Agreement or its application are invalid or unenforceable, the remainder of this Agreement will not be impaired or affected and will remain binding and enforceable.

15.    Supplement. If Northpoint, Consignor and/or Consignee have heretofore executed other agreements in connection with all or any part of the Inventory, this Agreement shall supplement each and every other agreement previously executed by and among any or all of the parties hereto,including but not limited to the One Water Consignment Agreements, and in that event this Agreement shall neither be deemed a novation nor a termination of such previously executed agreement nor shall execution of this Agreement be deemed a satisfaction of any obligation secured by such previously executed agreement. The parties signing this Agreement agree that to the extent this Agreement conflicts with any of the One Water Consignment Agreements or any other agreement related to or executed in connection with any of the One Water Consignment Agreements, this Agreement shall control.
CONSIGNMENT AGREEMENT - Page 4 of 8

16.    Attorney's Fees. Consignee agrees that, in the event Northpoint or Consignor shall take any legal action to recover possession of the Inventory or any proceeds from the sales thereof or to recover any sums due Consignor hereunder or under any promissory notes, trade acceptances or invoices, Consignee shall bear all Northpoint's or Consignor's attorney's fees and costs in connection therewith.

17.    Assignment by Northpoint and/or Consignor. Northpoint may, within its sole discretion and without any notice to or consent from Consignor or Consignee, assign to any third party all or any part of Northpoint's rights, title and interest in, to and under this Agreement and/or the Inventory, and all of such rights, title and interest assigned shall pass to and may be exercised by any such assignee thereof. Neither Consignor nor Consignee may assign it interests in this Agreement without the prior written consent of Northpoint.

18.    No Interest in Inventory. Nothing contained in this Agreement shall, in any sense, be considered as constituting a sale of the Inventory to the Consignee, or as giving the Consignee an ownership interest in the Inventory.

19.    No Agreement to Lend. The parties hereto acknowledge and agree that the purpose for entry into this Agreement is the facilitation of the business transactions contemplated between Consignor and Consignee and the protection of the security interest of Northpoint in the Inventory and proceeds. This Agreement is not an agreement by Northpoint to lend to Consignor, nor does it alter or amend the respective rights and obligations contained in any Loan and Security Agreement or other agreement between Northpoint and Consignor.

20.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to applicable conflict of laws principles. Each of the parties hereto consents to the non-exclusive jurisdiction of Delaware courts in connection with the resolution of any disputes concerning the matters contemplated herein.

21.     Counterparts and Electronic Signatures. Notwithstanding anything to the contrary herein, the parties signing this Agreement agree that it may be completed, signed and delivered by electronic means (including, without limitation, through the DocuSign, Inc. electronic signing system) and in one or more counterparts, each of which shall be (i) an original as if signed manually by hand, and all of the counterparts of which taken together shall constitute one and the same agreement, and (ii) a valid and binding agreement and fully admissible in any court of law or otherwise and under any and all state and federal rules of evidence. All required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided by Northpoint or made available by Northpoint (if any) to Consignee may be sent via email by Northpoint to Consignee.

[Signature page(s) follow(s)]

CONSIGNMENT AGREEMENT - Page 5 of 8

Northpoint, Consignor, and Consignee have caused this Agreement to be executed as of the date and year first above written.

GLOBAL MARINE FINANCE, LLC		NORTHPOINT COMMERCIAL FINANCE LLC

By:	/s/ Philip A. Singleton	By:	/s/ Chris Patterson
Name:	Philip A. Singleton	Name:	Chris Patterson
Title:	Member	Title:	Underwriter

By:	/s/ Anthony Aisquith
Name:	Anthony Aisquith
Title:	Member

By:	/s/ Bryan Braley
Name:	Bryan Braley
Title:	Member

SINGLETON ASSETS & OPERATIONS, LLC		LEGENDARY ASSETS & OPERATIONS, LLC

By:	/s/ Jack P. Ezzell	By:	/s/ Jack P. Ezzell
Name:	Jack P. Ezzell	Name:	Jack P. Ezzell
Title:	CFO	Title:	CFO

BOSUN'S ASSETS & OPERATIONS, LLC		SOUTH FLORIDA ASSETS & OPERATIONS, LLC

By:	/s/ Jack P. Ezzell	By:	/s/ Jack P. Ezzell
Name:	Jack P. Ezzell	Name:	Jack P. Ezzell
Title:	CFO	Title:	CFO

MIDWEST ASSETS & OPERATIONS, LLC

By:	/s/ Jack P. Ezzell
Name:	Jack P. Ezzell
Title:	CFO

CONSIGNMENT AGREEMENT - Page 6 of 8

Exhibit A
Manufacturers

Hydrasports Custom Boats, LLC
Axopar Boats Oy
Axopar Boats Ltd.

CONSIGNMENT AGREEMENT - Page 7 of 8

Exhibit B
Consignment Agreement Payment Terms

Consignee’s payment in consideration for each sale of Inventory shall be equal to the net proceeds from Consignee’s sale of such after satisfying the following:
1.    Consignee will pay all taxes, levies, assessments and governmental charges of any nature associated with the sale of the Inventory; and
2.    Consignee will pay to Consignor and satisfy all floorplan indebtedness secured by the Inventory as such payments become due and payable under the Northpoint Loan Agreement, including but not limited to:
(a)    an amount equal to the total floorplan interest owed by Consignor to Lender in connection with the Inventory,
PLUS
(b)    an amount equal to the total fees and expenses owed by Consignor to Lender in connection with the Inventory,
PLUS
(c)    an amount equal to any curtailment payments owed by Consignor to Lender in connection with the Inventory
PLUS
(d)     an amount equal to the total principal balance owed by Consignor to Lender in connection with the Inventory.
CONSIGNMENT AGREEMENT - Page 8 of 8